Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-50927) of Chyron Corporation of our report dated June 21, 2007 relating to the financial statements of Chyron Corporation 401(k) Plan, which appears in this Form 11-K.

/s/ BDO Seidman, LLP

Melville, New York

June 26, 2007